Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FIRST QUARTER 2023 FINANCIAL RESULTS
First quarter 2023 GAAP diluted earnings per share of $3.09
First quarter 2023 diluted earnings per share, excluding Sunseeker special charges of $3.04(1)(4)
First quarter 2023 airline only diluted earnings per share of $3.30(1)

LAS VEGAS. May 3, 2023 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the first quarter 2023, as well as comparisons to the prior year:

Consolidated	Three Months Ended March 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Total operating revenue	$649.7	$500.1	29.9%
Total operating expense	554.9	492.9	12.6%
Operating income	94.8	7.2	1,216.7%
Income (loss) before income taxes	74.4	(10.6)	801.9%
Net income (loss)	56.1	(7.9)	810.1%
Diluted earnings (loss) per share	3.09	(0.44)	802.3%
Sunseeker special charges, net of recovery	(1.6)	—	N/A
Diluted earnings per share excluding recovery of Sunseeker special charges(1)(4)	3.04	(0.44)	790.9%

Airline only	Three Months Ended March 31,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Airline operating revenue (1)	$649.7	$500.1	29.9%
Airline operating expense (1)	552.1	489.9	12.7%
Airline operating income (1)	97.6	10.2	856.9%
Airline income (loss) before income taxes (1)	78.9	(5.6)	1,508.9%
Airline net income (loss) (1)(3)	59.9	(4.3)	1,493.0%
Airline operating margin	15.0%	2.0%	13.0%
Airline diluted earnings (loss) per share(1)	3.30	(0.24)	1,475.0%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures
(2)Except Airline Operating Margin, which is percentage point change
(3)Utilizing an effective tax rate of 24.0% for 2023 and 23.6% for 2022
(4)Adjusted to exclude insurance recoveries from property damage to Sunseeker Resort

"I am happy to report we delivered strong financial results during the first quarter with diluted earnings per share of $3.09," stated John Redmond, CEO of Allegiant Travel Company. "The team worked tirelessly to ensure operational integrity, and our controllable completion of 99.9 percent for the quarter is a testament to their efforts. Running a safe, reliable operation is a critical component to our success, and I could not be prouder of the team's performance.

"Demand remained strong throughout the quarter resulting in total operating revenue of $650 million, a 30 percent increase year-over-year. Notably, we see continued momentum in total ancillary per passenger, finishing the quarter at $75.19 per passenger, the highest quarterly result in our history. The Allways rewards credit card helped elevate this number with record new cardholder acquisitions and increased cardholder spend during the quarter. Enhanced technology, an expanded roll-out of Allegiant Extra in the fleet, and the opening of Sunseeker Resort later this year should act as tailwinds for this number in the coming years.

"Turning to our 2023 outlook, we have updated guidance and estimate a full-year, airline-only earnings per share of roughly $11. The increase is driven by a reduction in our estimated fuel cost per gallon offset slightly by a two-and-a-half point reduction in full-year capacity. The industry continues to experience challenges from supply chain delays to ATC constraints that present the most stress during peak, high demand periods. We are positioning our forward plan to achieve a full-year, controllable completion of at least 99.5 percent. And we will continue to monitor and respond as we see appropriate to achieve our goal. Despite the tweaks to capacity, booking data continues to reflect a strong demand environment, particularly during peak summer travel periods. We are closely monitoring macro-economic trends, but we have not observed a change in booking behavior or peak leisure demand.

"Finally, we remain on track to open Sunseeker Resort in mid-October. Although we are still working through insurance claims related to Hurricane Ian, we have better line of sight regarding completion and final budget. Given inflationary pressures and supply chain issues, we expect the final capital expenditure budget to be $695 million, which is inclusive of Aileron Golf Club. In early April, we unveiled the 20 original, world-class food and beverage offerings, which will be available on site. The team continues to attract high-quality group business with over $12 million in contracted future bookings. As we enter the final stages of construction, we could not be happier with how the property is progressing."

First Quarter 2023 Results

•Income before income tax of $74.4 million, yielding a pre-tax margin of 11.5 percent
•Airline-only income before income tax(1) of $78.9 million, yielding a pre-tax margin of 12.1 percent
•Operating income of $94.8 million, yielding an operating margin of 14.6 percent
•Airline-only operating income(1) of $97.6 million, yielding an airline-only operating margin of 15.0 percent
•Consolidated EBITDA(1) of $149.5 million, yielding an EBITDA margin of 23.0 percent
•Airline-only EBITDA(1) of $152.2 million, a 23.4 percent margin
•Total operating revenue was $649.7 million, up 29.9 percent over prior year
•Total fixed fee contracts revenue of $14.1 million, the highest first-quarter total in company history
•TRASM of 13.89 cents, up 28.8 percent year-over-year
•Load factor of 85.8 percent, a 6.9 point improvement year-over-year, among the highest in the industry
•Total average fare of $154.12, up 17.5 percent year-over-year, the highest quarterly average fare in company history
•Total average ancillary fare of $75.19, up 10.7 percent as compared to 2022 driven by overall strength in core products and promising early results related to the Allegiant Extra rollout
•Acquired over 46 thousand new Allways rewards credit card holders during the quarter, the highest quarterly acquisition in program history
•Received $28 million in remuneration during the quarter
•Airline-only Operating CASM, excluding fuel, of 7.75 cents, up 9.8 percent year-over-year
•Allegiant recently named to the Forbes' America's Best Midsize Employers for 2023, Newsweek's America's Greatest Workplaces for Diversity 2023, and Fortune's America's Most Innovative Companies 2023 lists

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures

Balance Sheet, Cash and Liquidity

•Total available liquidity at March 31, 2023 of $1.5 billion, which includes $1.1 billion in cash and investments, and $412.2 million in undrawn revolving credit facilities and PDP facilities
•Repurchased 118 thousand shares during the first quarter at an average share price of $100.33
•$215.4 million in cash from operations during first quarter 2023, the highest first quarter in company history
•Total debt at March 31, 2023 was $2.1 billion
•Net debt at March 31, 2023 was $1.0 billion
•Debt principal payments of $51.5 million during the first quarter
•Air traffic liability at March 31, 2023 was $479.5 million

Airline Capital Expenditures

•First quarter capital expenditures of $92 million, which includes $56 million for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $36 million in other airline capital expenditures
•First quarter deferred heavy maintenance spend was $15 million

Sunseeker Resort Charlotte Harbor

•Total capital expenditures(1) as of March 31, 2023 were $571 million
•First quarter capital expenditures(1) were $82 million
•Previously recorded special charges were reduced by $1.6 million for approved insurance net recoveries related to outstanding insurance claims at Sunseeker Resort

(1)Total capital expenditures is inclusive of Sunseeker Resort and Aileron Golf Club. This number excludes capitalized interest and operating expenses. This number also excludes impairments related to COVID and insurance events

Guidance, subject to revision

Full-year 2023 guidance	Previous	Current

System ASMs - year over year change	2 to 6%	0 to 3%
Scheduled service ASMs - year over year change	2 to 6%	0 to 3%

Fuel cost per gallon	$3.60	$3.00
Available seat miles (ASMs)/gallon	~84	~84
Depreciation expense (millions)	$230 to $240	$230 to $240
Interest expense (millions)	$150 to $160	$150 to $160
Capitalized interest (1) (millions)	($40) to ($50)	($35) to ($45)
Interest income (millions)	$30 - $40	$35 to $45
Earnings per share - airline only(2)	$5.00 - $9.00	$9.00 - $13.00
Loss per share - Sunseeker (3)	N/A	~($1.25)

Airline CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions)(4)	$550 to $570	$550 to $570
Capitalized deferred heavy maintenance (millions)	$50 to $60	$50 to $60
Other airline capital expenditures (millions)	$130 to $150	$130 to $150

Recurring principal payments (millions)	$175 to $185	$175 to $185

Sunseeker Resort Charlotte Harbor Project (millions)
Total projected capital expenditures (5)	$618	$695
Capital expenditures funded or expected to be funded by Allegiant		$345
Project debt incurred through March 31, 2023		$350

(1)Includes capitalized interest related to Sunseeker as well as on pre-delivery deposits on new aircraft
(2)Earnings per share calculation is airline only. It includes accruals for increases in pilot and flight attendant compensation beginning in May. Actual results will differ based on economic terms agreed upon and the timing of the collective bargaining agreements. These differences may be material
(3)Excludes recoveries to be received related to business interruption insurance claim
(4)Excludes capitalized interest related to pre-delivery deposits on new aircraft
(5)Total projected capital expenditures does not reflect the impairment or special charges related to COVID or insurance claims. Previous budget of $618 million did not include expenditures related to Aileron Golf Club. Excludes amounts to remediate physical damage to the property resulting from Hurricane Ian, or other subsequent insurance events

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q23	2Q23	3Q23	YE23
A319 (156 seats)	35	35	35	35
A320 (177 seats)	19	19	19	19
A320 (180-186 seats)	70	72	73	73
Total	124	126	127	127

The table above is provided based on the company’s current plans and is subject to change. The numbers exclude aircraft expected to be delivered before the end of 2023 for revenue service beginning in 2024

Allegiant Travel Company will host a conference call with analysts at 12:30 p.m. ET Wednesday, May 3, 2023 to discuss its first quarter 2023 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, the implementation of a joint alliance with Viva Aerobus, the capital expenditures budget for completion of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of Hurricane Ian on our Florida markets and completion of Sunseeker Resort, the impact and duration of the COVID-19 pandemic on airline travel and the economy, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of management changes and the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, increases in maintenance costs, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent Change
	2023	2022	YoY
OPERATING REVENUES:
Passenger	$609,277	$463,961	31.3%
Third party products	26,037	22,480	15.8
Fixed fee contracts	14,117	13,386	5.5
Other	256	282	(9.2)
Total operating revenues	649,687	500,109	29.9
OPERATING EXPENSES:
Aircraft fuel	189,546	164,137	15.5
Salaries and benefits	159,623	134,010	19.1
Station operations	61,520	65,744	(6.4)
Depreciation and amortization	54,680	46,343	18.0
Maintenance and repairs	26,442	27,820	(5.0)
Sales and marketing	26,928	22,350	20.5
Aircraft lease rentals	7,092	6,132	15.7
Other	30,643	26,202	16.9
Special charges	(1,612)	142	NM
Total operating expenses	554,862	492,880	12.6
OPERATING INCOME	94,825	7,229	1,211.7
OTHER (INCOME) EXPENSES:
Interest expense	35,708	19,791	80.4
Interest income	(10,128)	(773)	NM
Capitalized interest	(5,180)	(1,216)	326.0
Other, net	7	(6)	216.7
Total other expenses	20,407	17,796	14.7
INCOME (LOSS) BEFORE INCOME TAXES	74,418	(10,567)	804.2
INCOME TAX PROVISION (BENEFIT)	18,269	(2,686)	780.2
NET INCOME (LOSS)	$56,149	$(7,881)	812.5
Earnings (loss) per share to common shareholders:
Basic	$3.09	($0.44)	802.3
Diluted	$3.09	($0.44)	802.3
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,766	17,954	(1.0)
Diluted	17,769	17,954	(1.0)

(1)The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

NM Not meaningful

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended March 31,				Percent Change(1)
	2023		2022		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,148,453		3,734,262		11.1%
Available seat miles (ASMs) (thousands)	4,677,622		4,620,144		1.2
Airline operating expense per ASM (CASM) (cents)	11.80	¢	10.61	¢	11.2
Fuel expense per ASM (cents)	4.05	¢	3.55	¢	14.1
Airline operating CASM, excluding fuel (cents)	7.75	¢	7.06	¢	9.8
Departures	29,145		28,494		2.3
Block hours	71,790		69,655		3.1
Average stage length (miles)	908		920		(1.3)
Average number of operating aircraft during period	122.7		109.5		12.1
Average block hours per aircraft per day	6.5		7.1		(8.5)
Full-time equivalent employees at end of period	5,318		4,692		13.3
Fuel gallons consumed (thousands)	55,434		53,438		3.7
ASMs per gallon of fuel	84.4		86.5		(2.4)
Average fuel cost per gallon	$3.42		$3.07		11.4
Scheduled service statistics:
Passengers	4,122,196		3,709,104		11.1
Revenue passenger miles (RPMs) (thousands)	3,925,362		3,558,045		10.3
Available seat miles (ASMs) (thousands)	4,573,766		4,512,315		1.4
Load factor	85.8%		78.9%		6.9
Departures	28,273		27,637		2.3
Block hours	70,009		67,829		3.2
Average seats per departure	176.0		175.6		0.2
Yield (cents) (2)	8.29	¢	6.59	¢	25.8
Total passenger revenue per ASM (TRASM) (cents)(3)	13.89	¢	10.78	¢	28.8
Average fare - scheduled service(4)	$78.93		$63.22		24.8
Average fare - air-related charges(4)	$68.87		$61.87		11.3
Average fare - third party products	$6.32		$6.06		4.3
Average fare - total	$154.12		$131.15		17.5
Average stage length (miles)	915		926		(1.2)
Fuel gallons consumed (thousands)	54,145		52,110		3.9
Average fuel cost per gallon	$3.42		$3.01		13.6
Percent of sales through website during period	95.6%		96.0%		(0.4)
Other data:
Rental car days sold	354,426		367,094		(3.5)
Hotel room nights sold	68,939		72,539		(5.0)

(1)Except load factor and percent of sales through website, which is percentage point change
(2)Defined as scheduled service revenue divided by revenue passenger miles
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path

Summary Balance Sheet

Unaudited (millions)	March 31, 2023 (unaudited)	December 31, 2022	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$317.6	$230.0	38.1%
Short-term investments	690.6	725.1	(4.8)
Long-term investments	68.8	63.3	8.7
Total unrestricted cash and investments	1,077.0	1,018.4	5.8
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	289.7	152.9	89.5
Long-term debt and finance lease obligations, net of current maturities and related costs	1,816.2	1,944.1	(6.6)
Total debt	2,105.9	2,097.0	0.4
Debt, net of unrestricted cash and investments	1,028.9	1,078.6	(4.6)
Total Allegiant Travel Company shareholders’ equity	1,271.4	1,220.7	4.2

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2023	2022
Basic:
Net income (loss)	$56,149	$(7,881)
Less income allocated to participating securities	(1,254)	—
Net income (loss) attributable to common stock	$54,895	$(7,881)
Earnings (loss) per share, basic	$3.09	$(0.44)
Weighted-average shares outstanding	17,766	17,954
Diluted:
Net income (loss)	$56,149	$(7,881)
Less income allocated to participating securities	(1,254)	—
Net income (loss) attributable to common stock	$54,895	$(7,881)
Earnings (loss) per share, diluted	$3.09	$(0.44)
Weighted-average shares outstanding (1)	17,766	17,954
Dilutive effect of stock options and restricted stock	104	—
Adjusted weighted-average shares outstanding under treasury stock method	17,870	17,954
Participating securities excluded under two-class method	(101)	—
Adjusted weighted-average shares outstanding under two-class method	17,769	17,954

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three Months Ended March 31, 2023
(Unaudited)

Airline operating revenue, airline operating expense, airline operating income, airline income before income taxes, airline net income, and airline diluted earnings per share all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

EBITDA and Airline-only EBITDA, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude non-airline activity. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and Airline EBITDA, to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these EBITDA numbers to the most directly comparable GAAP financial performance measure, which we believe is net income.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating expenses, operating income, income before income taxes, net income, and net income per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating revenue, operating expenses, operating income, income before income taxes, net income, net income per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2023		2022
Reconciliation of airline operating CASM excluding fuel (millions)
Consolidated operating expense (GAAP)		$554.9		$492.9
Less aircraft fuel expense	(189.5)		(164.1)
Less non-airline operating expense	(2.8)		(3.0)
Total airline operating expense less fuel(1)		$362.6		$325.8

System Available seat miles (millions)	4,677.6		4,620.1
Cost per available seat mile (cents) as reported	¢	11.86	¢	10.67
Cost per available seat mile excluding non-airline expense (cents)	¢	11.80	¢	10.61
Cost per available seat mile excluding fuel and non-airline expense (cents)	¢	7.75	¢	7.06

	Three Months Ended March 31,
	2023	2022
Reconciliation of airline operating revenue, operating expense, operating income, income before income taxes, net income (millions)
Operating revenue as reported (GAAP)	$649.7	$500.1
Non-airline operating revenue	—	—
Airline operating revenue(1)	$649.7	$500.1

Operating expense as reported (GAAP)	$554.9	$492.9
Non-airline operating expense	(2.8)	(3.0)
Airline operating expense(1)	$552.1	$489.9

Operating income as reported (GAAP)	$94.8	$7.2
Non-airline operating income (loss)	(2.8)	(3.0)
Airline operating income(1)	$97.6	$10.2
Airline operating margin(1)	15.0%	2.0%

Income (loss) before income taxes as reported (GAAP)	$74.4	$(10.6)
Non-airline (loss) before income taxes	(4.5)	(5.0)
Airline income (loss) before income taxes(1)	$78.9	$(5.6)

Net income (loss) as reported (GAAP)	$56.1	$(7.9)
Non-airline net (loss)	(3.8)	(3.6)
Airline net income (loss)(1)	$59.9	$(4.3)

	Three Months Ended March 31,
	2023	2022
Reconciliation of airline diluted earnings per share (millions, unless otherwise noted)
Net income (loss) as reported (GAAP)	$56.1	$(7.9)
Less: Net income allocated to participating securities	(1.3)	—
Net income (loss) attributable to common stock	$54.8	$(7.9)

Airline net income (loss)(1)	59.9	(4.3)
Less: Airline net income allocated to participating securities	(1.3)	—
Airline net income (loss) attributable to common stock	$58.6	$(4.3)

Diluted shares used for computation (thousands)	17,769	17,954

Diluted earnings (loss) per share as reported (GAAP)	$3.09	$(0.44)
Airline diluted earnings (loss) per share(1)	$3.30	$(0.24)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income excluding recovery of Sunseeker special charges and earnings per share excluding recovery of Sunseeker special charges (millions except share and per share numbers)
Income (loss) before income taxes as reported (GAAP)	$74.4	$(10.6)
Sunseeker special charges, net of recovery	(1.6)	—
Income (loss) before income taxes excluding Sunseeker special charges net of recovery(1)	72.8	(10.6)
Income tax expense (benefit) as reported (GAAP)	18.3	(2.7)
Income tax expense (benefit) excluding Sunseeker special charges net of recovery(1)	17.5	(2.7)
Net income (loss) excluding Sunseeker special charges net of recovery(1)	55.3	(7.9)
Adjusted net (income) allocated to participating securities excluding Sunseeker special charges net of recovery(1)	(1.2)	—
Adjusted net income (loss) attributable to common stock excluding Sunseeker special charges net of recovery(1)	54.1	(7.9)

Diluted shares as reported (GAAP) (thousands)	17,769	17,954

Diluted earnings (loss) per share as reported (GAAP)	$3.09	$(0.44)
Diluted earnings (loss) per share excluding Sunseeker special charges net of recovery(1)	$3.04	$(0.44)

	Three Months Ended March 31,
	2023	2022
Consolidated EBITDA (millions)
Net income (loss)	$56.1	$(7.9)
Interest expense, net	20.4	17.8
Income tax expense (benefit)	18.3	(2.7)
Depreciation and amortization	54.7	46.3
Consolidated EBITDA(1)	$149.5	$53.5

Airline only EBITDA (millions)
Airline net income (loss)(1)	$59.9	$(4.3)
Airline interest expense, net(1)	18.8	15.8
Airline income tax expense (benefit)(1)(2)	18.9	(1.3)
Airline depreciation and amortization(1)	54.6	46.3
Airline EBITDA(1)	$152.2	$56.5

(1)Denotes non-GAAP figure
(2)Utilizing an effective tax rate of 24.0% for 2023 and 23.6% for 2022